AMENDED EXHIBIT A
to
TOUCHSTONE STRATEGIC TRUST
DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
for
CLASS A SHARES

Dated: November 16, 2018

Touchstone Balanced Fund
Touchstone Controlled Growth with Income Fund
Touchstone Credit Opportunities Fund
Touchstone Dynamic Equity Fund
Touchstone Dynamic Diversified Income Fund
Touchstone Dynamic Global Allocation Fund
Touchstone Flexible Income Fund
Touchstone Focused Fund
Touchstone International Growth Opportunities Fund
Touchstone Growth Opportunities Fund
Touchstone International Equity Fund
Touchstone International Small Cap Fund
Touchstone International Value Fund
Touchstone Large Cap Focused Fund
Touchstone Large Cap Fund
Touchstone Large Cap Growth Fund
Touchstone Mid Cap Growth Fund
Touchstone Ohio Tax-Free Bond Fund
Touchstone Sands Capital Emerging Markets Growth Fund
Touchstone Small Company Fund
Touchstone Sustainability and Impact Equity Fund
Touchstone Value Fund

This Amended Exhibit A to the Touchstone Strategic Trust’s Distribution and Shareholder Services Plan is executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST By:_/s/ Terrie A. Wiedenheft__________ Name: Terrie A. Wiedenheft Title: Treasurer and Controller	TOUCHSTONE SECURITIES, INC. By:_/s/ Terrie A. Wiedenheft__________ Name: Terrie A. Wiedenheft Title: Chief Financial Officer By:_/s/ Steven M. Graziano___________
Name: Steven M. Graziano
Title: President